EXHIBIT 99.1

AvePoint Announces Fourth Quarter and Full Year 2025 Financial Results

Full year SaaS revenue of $319.2 million, representing 38% year-over-year growth, 36% on a constant currency basis
Full year Total revenue of $419.5 million, representing 27% year-over-year growth, 25% on a constant currency basis
Total ARR of $416.8 million, representing 27% year-over-year growth, 26% adjusted for FX

JERSEY CITY, N.J., Feb. 26, 2026 (GLOBE NEWSWIRE) -- AvePoint (Nasdaq: AVPT, SGX: AVP), the global leader in AI data protection, unifying security, governance and resilience, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“In the fourth quarter we accelerated revenue growth, achieved double-digit GAAP operating margins, and delivered our 11th straight quarter of double-digit net new ARR growth, closing 2025 from a clear position of strength and highlighting our ability to deliver durable value to companies around the world,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “As organizations prepare to deploy AI at scale, the need for a secure, governed, and resilient data foundation will only become more structurally important, and our platform technology, domain expertise, extensive partnerships, and global scale and distribution provide a durable competitive moat. We are excited to capitalize on this enormous market opportunity in 2026 and beyond.”

Fourth Quarter 2025 Financial Highlights

  Revenue: Total revenue was $114.7 million, up 29% from the fourth quarter of 2024. Within total revenue, SaaS revenue was $88.9 million, up 37% from the fourth quarter of 2024.
  Gross Profit: GAAP gross profit was $84.4 million, compared to $67.3 million for the fourth quarter of 2024. GAAP gross margin was 73.6%, compared to 75.4% for the fourth quarter of 2024. Non-GAAP gross profit was $85.1 million, compared to $67.3 million for the fourth quarter of 2024. Non-GAAP gross margin was 74.2%, compared to 75.5% for the fourth quarter of 2024.
  Operating Income: GAAP operating income was $14.5 million, compared to $4.9 million for the fourth quarter of 2024. GAAP operating margin was 12.7%, compared to 5.4% for the fourth quarter of 2024. Non-GAAP operating income was $22.9 million, compared to $14.5 million for the fourth quarter of 2024. Non-GAAP operating margin was 19.9%, compared to 16.2% for the fourth quarter of 2024.

Full Year 2025 Financial Highlights

  Revenue: Total revenue was $419.5 million, up 27% from the full year 2024. Within total revenue, SaaS revenue was $319.2 million, up 38% from the full year 2024.
  Gross Profit: GAAP gross profit was $310.7 million, compared to $248.0 million for the full year 2024. GAAP gross margin was 74.1%, compared to 75.0% for the full year 2024. Non-GAAP gross profit was $313.6 million, compared to $250.2 million for the full year 2024. Non-GAAP gross margin was 74.8%, compared to 75.7% for the full year 2024.
  Operating Income: GAAP operating income was $33.0 million, compared to $7.2 million for the full year 2024. GAAP operating margin was 7.9%, compared to 2.2% for the full year 2024. Non-GAAP operating income was $79.2 million, compared to $47.6 million for the full year 2024. Non-GAAP operating margin was 18.9%, compared to 14.4% for the full year 2024.
  Cash and cash equivalents: $481.1 million as of December 31, 2025.
  Cash from operations: For the twelve months ended December 31, 2025, the Company generated $85.3 million of cash from operations, compared to $88.9 million generated in the prior year period.

Fourth Quarter 2025 Key Performance Indicators and Recent Business Highlights

  ARR as of December 31, 2025 was $416.8 million, up 27% year-over-year. Adjusted for FX, ARR grew 26%.
  Dollar-based gross retention rate was 88% on a reported and FX-adjusted basis, while dollar-based net retention rate was 111% on a reported basis and 110% when adjusted for FX.
  Announced new agentic AI governance and data protection features for the AvePoint Confidence Platform, including a new risk definition for AI agents and expanded support for multi‑SaaS backup, IaaS, and PaaS sources, to provide organizations with more information about agent security posture and help them use agentic AI tools safely and efficiently.
  Launched the AgentPulse Command Center, giving organizations total visibility into the security posture of agentic AI tools by tracking AI agents in one place, to manage security threats and financial expenses without sacrificing innovation and productivity.
  Announced a global partnership with the International Association of Microsoft Channel Partners (IAMCP), the world’s leading professional association for Microsoft partners, empowering members to expand their services business and scale operations through AvePoint Elements and with access to AvePoint Partner Program enablement offerings.

Financial Outlook

The Company’s 2026 financial guidance for total ARR, total revenue and non-GAAP operating income is below. The Company’s guidance for 2026 ARR growth represents an acceleration relative to 2025, after adjusting for the acquisition of Ydentic in the first quarter of 2025. Additionally, while guidance for non-GAAP operating income reflects increased investments aimed at strengthening the Company’s go-to-market strategies, the Company expects that its ongoing management of stock-based compensation will drive year-over-year expansion of GAAP operating margins.

For the first quarter of 2026, the Company expects:

  Total revenues of $115.0 million to $117.0 million, or year-over-year growth of 25% at the midpoint. On a constant currency basis, the Company expects revenue growth of 20% at the midpoint.
  Non-GAAP operating income of $19.5 million to $20.5 million.

For the full year 2026, the Company expects:

  Total ARR of $525.1 million to $531.1 million, or year-over-year growth of 27% at the midpoint. Adjusted for FX, the Company expects ARR growth of 26% at the midpoint.
  Total revenues of $509.4 million to $517.4 million, or year-over-year growth of 22% at the midpoint. On a constant currency basis, the Company expects revenue growth of 20% at the midpoint.
  Non-GAAP operating income of $92.6 million to $96.6 million.

Quarterly Conference Call

AvePoint will host a conference call today, February 26, 2026, to review its fourth quarter and full year 2025 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 9713106. Investors can also join the webcast here. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

AvePoint is the global leader in data protection, unifying data security, governance, and resilience to provide a trusted foundation for AI. More than 28,000 customers rely on the AvePoint Confidence Platform to secure, govern, and rapidly recover data across Microsoft, Google, Salesforce, and other cloud environments. With a single platform for lifecycle control, multicloud governance, and rapid recovery paired with clear ownership across the business, we prevent overexposure and sprawl, modernize legacy and fragmented data, and minimize data loss and interruption. Our global partner ecosystem includes approximately 6,000 MSPs, VARs, and SIs, and our solutions are available in over 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, the amortization of acquired intangible assets and expenses related to the secondary listing on the SGX-ST and the Company’s decision to discontinue its participation in a growth equity fund. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc.
Condensed Consolidated Statements of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
SaaS	$88,926	$64,847	$319,167	$230,667
Term license and support	10,131	9,432	41,386	44,560
Services	14,650	12,228	53,839	44,036
Maintenance	980	2,676	5,105	11,219
Total revenue	114,687	89,183	419,497	330,482
Cost of revenue:
SaaS	16,146	11,405	57,302	41,544
Term license and support	286	382	1,360	1,584
Services	13,791	9,980	49,764	38,757
Maintenance	55	154	375	641
Total cost of revenue	30,278	21,921	108,801	82,526
Gross profit	84,409	67,262	310,696	247,956
Operating expenses:
Sales and marketing	38,138	32,410	144,026	122,869
General and administrative	18,746	17,127	81,050	69,222
Research and development	13,000	12,872	52,585	48,699
Total operating expenses	69,884	62,409	277,661	240,790
Income from operations	14,525	4,853	33,035	7,166
Other income (expense), net	1,442	(23,458)	7,466	(31,565)
Income (loss) before income taxes	15,967	(18,605)	40,501	(24,399)
Income tax expense (benefit)	323	(1,427)	5,381	4,743
Net income (loss)	$15,644	$(17,178)	$35,120	$(29,142)
Net income (loss) attributable to noncontrolling interest	—	7	321	(52)
Net income (loss) available to common stockholders	$15,644	$(17,185)	$34,799	$(29,090)
Net income (loss) per share:
Basic	$0.07	$(0.09)	$0.17	$(0.16)
Diluted	$0.07	$(0.09)	$0.15	$(0.16)
Weighted average shares outstanding:
Basic	215,117	186,605	207,587	183,721
Diluted	231,225	186,605	229,293	183,721

AvePoint, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$481,060	$290,735
Accounts receivable, net	124,526	87,365
Prepaid expenses and other current assets	19,726	16,695
Total current assets	625,312	394,795
Property and equipment, net	6,020	5,289
Goodwill	37,986	17,715
Intangible assets, net	12,052	8,889
Operating lease right-of-use assets	16,824	15,954
Deferred contract costs	71,257	59,838
Other assets	19,730	16,575
Total assets	$789,181	$519,055
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,805	$2,352
Accrued expenses and other current liabilities	84,191	76,135
Current portion of deferred revenue	185,696	144,468
Total current liabilities	273,692	222,955
Long-term operating lease liabilities	9,949	9,909
Long-term portion of deferred revenue	15,260	8,840
Other liabilities	11,581	6,403
Total liabilities	310,482	248,107
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 215,076 and 194,071 shares issued and outstanding as of December 31, 2025 and 2024, respectively	22	19
Additional paid-in capital	980,389	779,007
Accumulated other comprehensive income	8,366	576
Accumulated deficit	(510,078)	(510,448)
Noncontrolling interest	—	1,794
Total stockholders’ equity	478,699	270,948
Total liabilities and stockholders’ equity	$789,181	$519,055

AvePoint, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2025	2024
Operating activities
Net income (loss)	$35,120	$(29,142)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,205	5,382
Operating lease right-of-use assets expense	8,614	6,270
Foreign currency remeasurement loss	4,497	866
Stock-based compensation	39,315	39,059
Deferred income taxes	(2,240)	498)
Allowance for credit loss on notes receivables	4,037	—
Other	468	(67)
Change in value of earn-out and warrant liabilities	(408)	37,276
Changes in operating assets and liabilities:
Accounts receivable	(31,300)	(4,898
Prepaid expenses and other current assets	(2,658)	(3,350
Deferred contract costs and other assets	(11,266)	(8,482)
Accounts payable, accrued expenses, other current liabilities, and other liabilities	3,383	22,443
Operating lease liabilities	(8,636)	(6,397)
Deferred revenue	40,126	29,436
Net cash provided by operating activities	85,257	88,894
Investing activities
Maturities of investments	167	5,353
Purchases of investments	(167)	(1,819)
Cash paid in business combinations, net of cash acquired	(14,893)	—
Capitalization of internal-use software	(1,624)	(1,211)
Purchase of property and equipment	(3,683)	(3,044)
Issuance of notes receivables	—	(1,750)
Other investing activities	—	(130)
Net cash used in investing activities	(20,200)	(2,601)
Financing activities
Purchase of common stock	(49,750)	(33,053)
Proceeds from warrant exercises	168,189	17,182
Proceeds from stock option exercises	17,709	11,033
Repurchase of noncontrolling interest	(12,148)	—
Funds held on behalf of others	6,065	—
Funds released on behalf of others	(6,065)	—
Redemption of redeemable noncontrolling interest	—	(6,130)
Purchase of public warrants	—	(3,991)
Company earn-out shares settled in cash	—	(572)
Other financing activities	(9)	(6)
Net cash provided by (used in) financing activities	123,991	(15,537)
Effect of exchange rates on cash	1,277	(3,183)
Net increase in cash and cash equivalents	190,325	67,573
Cash and cash equivalents at beginning of period	290,735	223,162
Cash and cash equivalents at end of period	$481,060	$290,735
Supplemental disclosures of cash flow information
Income taxes paid	$6,831	$6,882
Company earn-out shares issuance	$—	$53,871
Unpaid purchase consideration transferred in connection with the business combination	$5,499	$—

AvePoint, Inc.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Non-GAAP operating income
GAAP operating income	$14,525	$4,853	$33,035	$7,166
GAAP operating margin	12.7%	5.4%	7.9%	2.2%
Stock-based compensation expense	7,874	9,252	39,315	39,059
Amortization of acquired intangible assets	476	356	1,965	1,420
Secondary listing costs	—	—	2,941	—
Discontinuation of growth equity fund	—	—	1,917	—
Non-GAAP operating income	$22,875	$14,461	$79,173	$47,645
Non-GAAP operating margin	19.9%	16.2%	18.9%	14.4%

Non-GAAP gross profit
GAAP gross profit	$84,409	$67,262	$310,696	$247,956
GAAP gross margin	73.6%	75.4%	74.1%	75.0%
Stock-based compensation expense	362	(201)	1,512	1,315
Amortization of acquired intangible assets	341	239	1,433	961
Non-GAAP gross profit	$85,112	$67,300	$313,641	$250,232
Non-GAAP gross margin	74.2%	75.5%	74.8%	75.7%

Non-GAAP sales and marketing
GAAP sales and marketing	$38,138	$32,410	$144,026	$122,869
Stock-based compensation expense	(2,251)	(2,281)	(10,098)	(8,965)
Amortization of acquired intangible assets	(135)	(117)	(532)	(459)
Non-GAAP sales and marketing	$35,752	$30,012	$133,396	$113,445
Non-GAAP sales and marketing as a % of revenue	31.2%	33.7%	31.8%	34.3%

Non-GAAP general and administrative
GAAP general and administrative	$18,746	$17,127	$81,050	$69,222
Stock-based compensation expense	(3,707)	(5,032)	(19,556)	(20,483)
Secondary listing costs	—	—	(2,941)	—
Discontinuation of growth equity fund	—	—	(1,917)	—
Non-GAAP general and administrative	$15,039	$12,095	$56,636	$48,739
Non-GAAP general and administrative as a % of revenue	13.1%	13.6%	13.5%	14.7%

Non-GAAP research and development
GAAP research and development	$13,000	$12,872	$52,585	$48,699
Stock-based compensation expense	(1,554)	(2,140)	(8,149)	(8,296)
Non-GAAP research and development	$11,446	$10,732	$44,436	$40,403
Non-GAAP research and development as a % of revenue	10.0%	12.0%	10.6%	12.2%